UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2011
 Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On August 13, 2011, American Petro-Hunter Inc. (the “Company”) entered into a Second Amendment to Promissory Notes (the “Notes Amendment”) with an accredited investor (the “Holder”) to amend those certain Secured Convertible Promissory Notes issued by the Holder to the Company, dated August 13, 2009, as amended (the “First Note”), and September 15, 2009, as amended (the “Second Note” and together with the First Note, the “Notes”).

The Notes Amendment extends the repayment date of the First Note to August 13, 2012 and the repayment date of the Second Note to September 15, 2012.  The Notes provide that the Holder at any time, or the Company on the maturity date, may convert any remaining outstanding principal balance and accrued interest under the Notes into shares of common stock of the Company based on a per share conversion price of the lower of (i) $0.25 or (ii) a twenty five percent (25%) discount to the average closing trading price of a share of the Company’s common stock during the five (5) trading days prior to the conversion date.

The Notes Amendment is attached to this report as Exhibit 10.1 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Notes Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC., a Nevada Corporation

Dated: August 16, 2011	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer